FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2021 Third Quarter Financial Results

GREENSBORO, NC — February 3, 2021 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2021 third quarter, ended January 2, 2021.

On a GAAP basis, revenue for Qorvo’s fiscal 2021 third quarter was $1.1 billion, gross margin was 49.1%, operating income was $299 million and diluted earnings per share was $1.74. On a non-GAAP basis, gross margin was 54.4%, operating income was $401 million and diluted earnings per share was $3.08.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered an exceptional quarter helping our customers keep the world connected through the deployment of 5G, the roll-out of Wi-Fi 6 and 6E, and emerging technologies like precision location ultra-wideband. We are sustaining technology leadership in these markets and innovating in new ones including biotechnologies. In January, the National Institutes of Health selected Qorvo for its program to add COVID-19 testing capacity.”

Strategic Highlights

•Expanded shipments of complete main path solutions (LB, MHB and UHB) across leading 5G basebands and secured wins to supply next-generation complete main path solutions in 2021 Android® smartphones
•Commenced shipments of first MHB dual-connectivity modules (DCMs) to the leading Android OEM, leveraging Qorvo’s high-performance BAW filtering in the diversity path for receive and transmit
•Launched next-generation BAW process increasing bandwidth and reducing insertion loss in UHB and Wi-Fi 6E applications
•Began production shipments of Wi-Fi 6E solutions to top-tier Android customers, supporting increased capacity and lower latency in a range of smartphones and other mobile devices
•Increased UWB customer engagements in smartphones and a broadening range of consumer applications, including tracker tags, smart speakers, smart TVs and other smart home appliances
•Selected by the National Institutes of Health (NIH) for its Rapid Acceleration of Diagnostics initiative (RADxSM) to add COVID-19 antigen testing capacity, utilizing Qorvo’s OmniaTM test platform, enabled by Qorvo’s high-frequency BAW
•Secured design wins with multiple base station OEMs to support U.S. 5G C-band deployments and received Best Comprehensive Performance Award from ZTE for support of their 2020 5G roll-out
•Achieved strong growth in defense business, driven by domestic airborne radar and communications applications and GaN products for international radar programs

•Commenced shipments of 5 GHz Wi-Fi 6 BAW filters and sampled 6 GHz Wi-Fi 6E FEMs for routers and gateways, maximizing throughput and range for high bandwidth applications
•Selected to supply 5G/LTE, C-V2X and Wi-Fi automotive-qualified products to multiple OEMs including Audi, BMW and Volvo
•Selected to supply the leading television manufacturer with low power multi-protocol SOC and custom software enabling solar-charging remote controls

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “We expect robust end market demand to continue into the March quarter driving strong year-over-year revenue growth and operating margin expansion. For the full fiscal year, we now project free cash flow of approximately $1 billion.”

Qorvo currently believes the demand environment in its end markets supports the following expectations for the March 2021 quarter:

•Quarterly revenue of $1.025 billion to $1.055 billion
•Non-GAAP gross margin of 50.5% to 51%
•Non-GAAP diluted earnings per share of $2.42 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended January 2, 2021	For the quarter ended October 3, 2020	Change vs. Q2 FY 2021
Revenue	$1,094.8	$1,060.3	$34.5
Gross profit	$537.8	$491.6	$46.2
Gross margin	49.1%	46.4%	2.7	ppt
Operating expenses	$238.5	$269.9	$(31.4)
Operating income	$299.2	$221.6	$77.6
Net income	$201.0	$136.9	$64.1
Weighted average diluted shares	115.7	116.2	(0.5)
Diluted EPS	$1.74	$1.18	$0.56

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended January 2, 2021	For the quarter ended October 3, 2020	Change vs. Q2 FY 2021
Revenue	$1,094.8	$1,060.3	$34.5
Gross profit	$595.6	$547.9	$47.7
Gross margin	54.4%	51.7%	2.7	ppt
Operating expenses	$194.2	$218.6	$(24.4)
Operating income	$401.4	$329.4	$72.0
Net income	$356.7	$282.3	$74.4
Weighted average diluted shares	115.7	116.2	(0.5)
Diluted EPS	$3.08	$2.43	$0.65

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended January 2, 2021	For the quarter ended December 28, 2019	Change vs. Q3 FY 2020
Revenue	$1,094.8	$869.1	$225.7
Gross profit	$537.8	$368.1	$169.7
Gross margin	49.1%	42.4%	6.7	ppt
Operating expenses	$238.5	$215.0	$23.5
Operating income	$299.2	$153.1	$146.1
Net income	$201.0	$161.4	$39.6
Weighted average diluted shares	115.7	118.5	(2.8)
Diluted EPS	$1.74	$1.36	$0.38

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended January 2, 2021	For the quarter ended December 28, 2019	Change vs. Q3 FY 2020
Revenue	$1,094.8	$869.1	$225.7
Gross profit	$595.6	$428.1	$167.5
Gross margin	54.4%	49.3%	5.1	ppt
Operating expenses	$194.2	$175.6	$18.6
Operating income	$401.4	$252.4	$149.0
Net income	$356.7	$220.8	$135.9
Weighted average diluted shares	115.7	118.5	(2.8)
Diluted EPS	$3.08	$1.86	$1.22
1Excludes stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, accelerated depreciation, loss (gain) on assets, start-up costs, loss on debt extinguishment, loss on investments, gain on consolidation of investment, other income and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development; selling, general and administrative), (vi) free cash flow, (vii) EBITDA, (viii) non-GAAP return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, accelerated depreciation, restructuring related charges and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to accelerated depreciation, restructuring related charges and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, accelerated depreciation, loss (gain) on assets, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring related charges, acquisition and integration related costs, accelerated depreciation, loss (gain) on assets, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring related charges, acquisition and integration related costs, accelerated depreciation, loss (gain) on assets, start-up costs, certain non-cash expenses, loss on debt extinguishment, loss on investments, gain on consolidation of investment, other income and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP operating expenses (research and development and selling, general and administrative). Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses (primarily acquisition and integration related costs). We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration related costs, restructuring related charges, asset impairments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 6596083. The playback will be available through the close of business February 10, 2021.

About Qorvo

Qorvo (Nasdaq:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; the COVID-19 pandemic, which has and will likely continue to negatively impact the global economy and disrupt normal business activities, and which may have an adverse effect on our results of operations; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our recent and future acquisitions and other strategic investments could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. Many of the foregoing risks and uncertainties are, and will continue to be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenue	$1,094,834	$869,073	$2,942,577	$2,451,369

Costs and expenses:
Cost of goods sold	557,082	500,962	1,587,486	1,465,387
Research and development	136,697	122,851	423,110	357,385
Selling, general and administrative	93,139	81,205	289,115	258,458
Other operating expense	8,713	10,986	29,307	49,077
Total costs and expenses	795,631	716,004	2,329,018	2,130,307

Operating income	299,203	153,069	613,559	321,062
Interest expense	(17,453)	(16,900)	(59,788)	(41,457)
Other (expense) income, net	(58,234)	47,022	(33,177)	50,849

Income before income taxes	223,516	183,191	520,594	330,454
Income tax expense	(22,481)	(21,835)	(85,720)	(46,519)
Net income	$201,035	$161,356	$434,874	$283,935

Net income per share, diluted	$1.74	$1.36	$3.74	$2.37

Weighted average outstanding diluted shares	115,690	118,455	116,257	119,712

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 2, 2021	October 3, 2020	December 28, 2019

GAAP operating income	$299,203	$221,644	$153,069
Stock-based compensation expense	19,247	30,048	16,381
Amortization of intangible assets	73,112	72,147	62,910
Restructuring related charges	546	609	5,956
Acquisition and integration related costs	5,261	7,259	7,226
Accelerated depreciation	—	—	4,324
Loss (gain) on assets, start-up costs and other non-cash expenses	3,990	(2,354)	2,540
Non-GAAP operating income	$401,359	$329,353	$252,406

GAAP net income	$201,035	$136,917	$161,356
Stock-based compensation expense	19,247	30,048	16,381
Amortization of intangible assets	73,112	72,147	62,910
Restructuring related charges	546	609	5,956
Acquisition and integration related costs	5,261	7,259	7,226
Accelerated depreciation	—	—	4,324
Loss (gain) on assets, start-up costs and other non-cash expenses	3,990	(2,354)	2,540
Loss on debt extinguishment	61,991	—	—
Loss on investments	388	450	—
Gain on consolidation of investment	—	—	(43,008)
Other income	(2,850)	(2,051)	(1,560)
Adjustment of income taxes	(6,033)	39,262	4,712

Non-GAAP net income	$356,687	$282,287	$220,837

GAAP weighted average outstanding diluted shares	115,690	116,177	118,455
Dilutive stock-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	115,690	116,177	118,455

Non-GAAP net income per share, diluted	$3.08	$2.43	$1.86

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	January 2, 2021		October 3, 2020		December 28, 2019
GAAP gross profit/margin	$537,752	49.1%	$491,550	46.4%	$368,111	42.4%
Amortization of intangible assets	52,989	4.9%	52,149	4.9%	44,910	5.2%
Restructuring related charges	—	—%	—	—%	3,438	0.4%
Stock-based compensation expense	4,478	0.4%	3,600	0.3%	6,601	0.7%
Accelerated depreciation	—	—%	—	—%	4,324	0.5%
Other non-cash expenses	375	—%	627	0.1%	670	0.1%
Non-GAAP gross profit/margin	$595,594	54.4%	$547,926	51.7%	$428,054	49.3%

Three Months Ended
Non-GAAP Operating Income	January 2, 2021
(as a percentage of sales)

GAAP operating income	27.3%
Stock-based compensation expense	1.8%
Amortization of intangible assets	6.7%
Restructuring related charges	0.1%
Acquisition and integration related costs	0.5%
Loss on assets, start-up costs and other non-cash expenses	0.3%
Non-GAAP operating income	36.7%

Three Months Ended
Free Cash Flow (1)	January 2, 2021
(in millions)

Net cash provided by operating activities	$403.7
Purchases of property and equipment	(36.1)
Free cash flow	$367.6

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	January 2, 2021	October 3, 2020	December 28, 2019
GAAP research and development expense	$136,697	$156,342	$122,851
Less:
Stock-based compensation expense	7,897	8,445	6,205
Other non-cash expenses	525	526	482
Non-GAAP research and development expense	$128,275	$147,371	$116,164

	Three Months Ended
	January 2, 2021	October 3, 2020	December 28, 2019
GAAP selling, general and administrative expense	$93,139	$109,372	$81,205
Less:
Stock-based compensation expense	6,872	18,001	3,540
Amortization of intangible assets	20,123	19,998	17,999
Other non-cash expenses	184	171	182
Non-GAAP selling, general and administrative expense	$65,960	$71,202	$59,484

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 2, 2021	March 28, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,234,415	$714,939
Accounts receivable, net	507,078	367,172
Inventories	479,340	517,198
Other current assets	101,424	91,193
Total current assets	2,322,257	1,690,502

Property and equipment, net	1,232,374	1,259,203
Goodwill	2,650,912	2,614,274
Intangible assets, net	656,239	808,892
Long-term investments	31,271	22,515
Other non-current assets	148,325	165,296
Total assets	$7,041,378	$6,560,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$516,108	$464,755
Other current liabilities	97,790	74,248
Total current liabilities	613,898	539,003

Long-term debt	1,743,794	1,567,231
Other long-term liabilities	179,985	161,783
Total liabilities	2,537,677	2,268,017

Stockholders’ equity	4,503,701	4,292,665
Total liabilities and stockholders’ equity	$7,041,378	$6,560,682

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968